EATON VANCE TAX-MANAGED
                              EMERGING GROWTH FUND
                            The Eaton Vance Building
                                255 State Street
                                Boston, MA 02109
                                 (617) 482-8260


                                                August 14, 2000

Tax-Managed Emerging Growth Portfolio
The Eaton Vance Building
255 State Street
Boston, MA  02109

Ladies and Gentlemen:

     With respect to our purchase from you, at the purchase price of $100,000, of an interest (an "Initial Interest") in Tax-Managed Emerging Growth Portfolio (the "Portfolio"), we hereby advise you that we are purchasing such Initial Interest for investment purposes and do not intend to withdraw the Initial Interest within the next 24 months.

                                Very truly yours,

                                EATON VANCE TAX-MANAGED
                                EMERGING GROWTH FUND


                                By:     /s/ James L. O'Connor
                                        -----------------------------
                                        James L. O'Connor
                                        Treasurer